UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2009

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously disclosed in the Company’s periodic reports with the U.S. Securities and Exchange Commission, the Company is engaged in certain litigation with the U.S.  government before the Armed Services Board of Contract Appeals  relating to two sets of claims under the Contract Disputes Act.  On August 27, 2009, the government agreed to settle the smaller set of claims with CSC.  As a result of the settlement and other contractual arrangements, the Company expects the deferred costs related to the smaller set of claims will be fully recovered.  The foregoing are not expected to have a material impact on the Company’s consolidated financial statements for the quarter ending October 2, 2009.

The Company continues its litigation with respect to the larger set of claims.  As of July 3, 2009, there were $414 million of unbilled receivables and $227 million of deferred costs associated with the larger set of claims.

All statements in this Form 8-K that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 3, 2009 and any updating information in subsequent SEC filings.  The company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: August 27, 2009	By /s/ Donald G. DeBuck
Donald G. DeBuck
Vice President and Controller